United of Omaha
Life Insurance
Company
a stock company

Annuity Policy
--------------------------------------------------------------------------------

United of Omaha Life Insurance Company will pay you, if living, the annuity payments of this policy beginning on the Annuity Starting Date. If you die before the Annuity Starting Date and while this policy is in force, we will pay the death benefit according to the policy provisions.

                           READ YOUR POLICY CAREFULLY.
               It includes the provisions on the following pages.

              THIS POLICY IS A LEGAL CONTRACT BETWEEN THE OWNER AND
                     UNITED OF OMAHA LIFE INSURANCE COMPANY.

Right to Return This Policy. If you are not satisfied with your policy, return it to our agent or us within 10 days after you receive it. Return of this policy by mail is effective upon being postmarked, properly addressed and postage pre-paid. We will treat the returned policy as if we had never issued it. We will promptly refund the Accumulation Value, which may be more or less than the Purchase Payments, in states where permitted. Otherwise, we will refund the Purchase Payments. We reserve the right to allocate payments to the money market Subaccount until the expiration of 15 days from the date the policy is mailed from our home office.

This is a flexible Purchase Payment variable deferred annuity policy. The policy's Accumulation Value is based on the investment experience of the Investment Options you select, and may increase or decrease daily. Any dollar amounts allocated to the Subaccounts are not guaranteed. No dividends are payable.

Upon written request, we will, within a reasonable time, send you additional factual information about the benefits and provisions of the policy you have purchased.

For inquiries regarding coverage or customer service, please call 800-238-9354.


                                                        /s/ John A. Sturgeon
                                                            President

                                                        /s/ M. Jane Huerter
                                                            Corporate Secretary

        [LOGO](R)
     United of Omaha
A Mutual of Omaha Company

Home Office:  Mutual of Omaha Plaza
Omaha, Nebraska  68175

Form 6980L-1002

                                   POLICY DATA

Policy Number:                                1234567

Policy Owner:                                 John J. Doe

Annuitant:                                    John J. Doe

Date of Issue:                                February 1, 2002

Annuity Starting Date:                        February 1, 2032

Initial Purchase Payment:                     $10,000

Subsequent Minimum Purchase Payment:          $500

Separate Account:                             United of Omaha Separate Account C

                                 POLICY CHARGES

Policy Fee:
     Accumulation Value is less than $50,000 on the day                $40.00 for the policy year
     before the last day of the prior policy year

     Accumulation Value is equal to or greater than $50,000            The policy fee is waived
     on the day before the last day of the prior policy year

Mortality and Expense Risk Charge:                                     Equal, on an annual basis, to 1.50% of the policy's
                                                                       investment in the Subaccounts

Administrative Expense Charge:

     Accumulation Value is less than $100,000 on the last day          Equal, on an annual basis, to 0.15% of the
     of the prior calendar quarter                                     policy's investment in the Subaccounts

     Accumulation Value is equal to or greater than $100,000           The administrative expense charge is waived
     on the last day of the prior calendar quarter

Transfer Charge:                                                       After the 12 free transfers in each policy year, $20.00
                                                                       per transfer

                               WITHDRAWAL CHARGES

The withdrawal charge applied to a withdrawal or surrender will be the applicable withdrawal charge percentage listed below, subject to a maximum of 9% of the sum of all Purchase Payments made.

The withdrawal charge percentages are as follows:

                                                                Percentage of
                         Policy Year                          Amount Withdrawn
                             1                                       8%
                             2                                       8%
                             3                                       7%
                             4                                       6%
                             5+                                      0%

                                   Data Pages

TABLE OF CONTENTS                                                          PAGE
DEFINITIONS ................................................................  1

GENERAL PROVISIONS .........................................................  2

   Annuity Starting Date ...................................................  2
   Consideration ...........................................................  2
   The Entire Contract .....................................................  2
   Delay of Payments .......................................................  2
   Incontestability ........................................................  2
   Misstatement of Age or Sex ..............................................  3
   Nonparticipating ........................................................  3
   Periodic Reports ........................................................  3
   Policy Dates ............................................................  3
   Taxes ...................................................................  3
   Termination .............................................................  3

OWNER, ANNUITANT AND BENEFICIARY ...........................................  3

   Owner ...................................................................  3
   Assignment ..............................................................  3
   Death of Owner ..........................................................  4
   Annuitant ...............................................................  4
   Death of Annuitant ......................................................  4
   Beneficiary .............................................................  4
   Beneficiary Change ......................................................  5

PURCHASE PAYMENTS ..........................................................  5

   Purchase Payments .......................................................  5
   Allocation of Purchase Payments .........................................  5

THE SEPARATE ACCOUNT .......................................................  5

   General Description .....................................................  5
   The Subaccounts .........................................................  5
   Subaccount Transfers and Minimum Balances ...............................  5

THE FIXED ACCOUNT ..........................................................  6

   General Description .....................................................  6
   Fixed Account Transfers .................................................  6

VALUES .....................................................................  6

   Accumulation Value of the Policy ........................................  6
   Accumulation Units ......................................................  6
   The Value of the Subaccounts ............................................  7
   The Value of the Fixed Account ..........................................  7
   Surrender Value .........................................................  7
   Death Benefit ...........................................................  7
   Computations ............................................................  8

CHARGES ....................................................................  8

   Policy Charges ..........................................................  8
   Withdrawal Charges ......................................................  8

WITHDRAWALS AND SURRENDER ..................................................  9

   Withdrawals .............................................................  9
   10% Withdrawal Amount ...................................................  9
   Surrender ...............................................................  9
   Waiver of Withdrawal Charges ............................................  9

ANNUITY PAYMENTS ........................................................... 10

   Guaranteed Minimum Income Benefit ....................................... 10
   General Conditions ...................................................... 10

                                        Page i

Fixed Annuity Payments ...................................................... 10
Variable Annuity Payments ................................................... 10
Payment Options ............................................................. 12

                                    Page ii

                                   DEFINITIONS

Accumulation Unit means an accounting unit of measure used to calculate the value of the Separate Account prior to the Annuity Starting Date.

Accumulation Value means the dollar value, as of any Valuation Date, of all amounts accumulated under this policy prior to the Annuity Starting Date.

Age means age last birthday.

Annuity Purchase Value means an amount equal to the Accumulation Value for the Valuation Period ending immediately before the Annuity Starting Date. We will deduct any withdrawal charge and any premium tax from this amount.

Annuity Starting Date means the date on which the annuity payments are to begin.

Executive Officer means the president, vice presidents, secretary or assistant secretary of United of Omaha Life Insurance Company.

Fixed Account means the Investment Option that pays a fixed rate of Interest and consists of the general account assets of United of Omaha Life Insurance Company.

Payment Option means any option of payment of Proceeds available under this policy.

Interest means the total dollar amount of interest credited to any account balance as a result of the application of an Interest Rate to the account balance for a specified period of time.

Interest Rate means an annualized rate of Interest. (Note: To calculate Interest for any account, we will multiply the account balance by a daily periodic rate which, when compounded daily, will result in the account earning the Interest Rate set in accordance with the applicable provisions of this policy.)

Investment Options means the investments available under the policy.

Net Asset Value Per Share means the net assets of an investment portfolio divided by the number of shares in the fund.

Net Purchase Payment means a Purchase Payment less any premium tax.

Our, Us and We mean United of Omaha Life Insurance Company, Omaha, Nebraska.

Payee means the person who receives the annuity payments under this policy. You are the Payee unless you name another Payee in writing. Payees must be individuals who receive payments on their own behalf unless we agree to another arrangement.

Proceeds mean the death benefit, surrender value or the Annuity Purchase Value.

Purchase Payment means an amount paid to United of Omaha Life Insurance Company in accordance with the provisions of this policy.

Rider means a provision added to this policy to expand or limit the benefits payable.

Subaccount means a segregated account within the Separate Account that invests in specified investment portfolios we determine to be suitable for this policy's purposes.

Valuation Date means each day the New York Stock Exchange is open for trading.

Valuation Period means the period starting at the close of business of the New York Stock Exchange on each Valuation Date and ending at the close of business for the next succeeding Valuation Date.

Separate Account means a separate account maintained by us in which a portion of our assets has been allocated for this and certain other policies. It is designated on the data pages.

You and Your mean the owner(s) of this policy.

10% Withdrawal Amount means the amount you may withdraw in each policy year prior to the Annuity Starting Date without incurring a withdrawal charge.

                               GENERAL PROVISIONS

Annuity Starting Date

The Annuity Starting Date you selected on the application is shown on the data pages. You may elect, in writing, to change the Annuity Starting Date.

The earliest Annuity Starting Date allowed is the fourth policy anniversary. The latest Annuity Starting Date allowed is the next policy anniversary date following the annuitant's 95/th/ birthday.

If you do not make a written election, the Annuity Starting Date will be the latest Annuity Starting Date allowed.

Consideration

The consideration for this policy is:

     (a) the application; and
     (b) the initial Purchase Payment.

The Entire Contract

The entire contract is:

     (a) this policy;
     (b) the data pages;
     (c) any Riders;
     (d) any endorsements or amendments; and
     (e) the attached signed application(s).

All statements made in the application will, in the absence of fraud, be considered representations and not warranties. We will not use any statement to contest this policy or deny a claim unless it is in the application.

Any change of this policy requires an Executive Officer's written consent. An agent does not have authority to change this contract or waive any of its terms.

We may amend this policy to qualify it as a tax-deferred annuity under the Internal Revenue Code of 1986, as amended. Any such amendment may be effective on the policy's date of issue.

Delay of Payments

We usually will pay any amounts payable from the Subaccounts as a result of a withdrawal or surrender within seven days after we receive your written request at our home office in a form acceptable to us. We can postpone any Subaccount payments or transfers if:

     (a) the New York Stock Exchange is closed for other than customary weekend and holiday closings;
     (b)  trading on the New York Stock Exchange is restricted;
     (c) an emergency exists as determined by the Securities Exchange Commission, and as a result it is not reasonably practical to dispose of securities, or not reasonably practical to determine the value of the net assets of the Separate Account; or
     (d) the Securities Exchange Commission permits delay for the protection of security holders.

The applicable rules of the Securities Exchange Commission will govern as to whether the conditions in (c) or (d) exist.

We may defer payment of withdrawals or a surrender from the Fixed Account for up to six months from the date we receive your written request.

Incontestability

We will not contest the validity of this contract after it has been in force during your lifetime for two years from the policy's date of issue.

Misstatement of Age or Sex

We may ask for proof of the annuitant's Age before making any annuity payments. If the Age or sex of the annuitant has been misstated, we may change the Annuity Starting Date and monthly payment amount based on the correct Age and sex.

If a misstatement of Age or sex occurs, any underpayment we have already made will be made up in the next annuity payment due. Any overpayment we have already made will be charged against the next annuity payment due. Either of these corrections will include 6% Interest.

Nonparticipating

We will not pay dividends. This policy will not share in our surplus earnings or profits.

Periodic Reports

At least quarterly each calendar year, we will send you a statement showing your Accumulation Value as of a date not more than two months prior to the date of mailing. We also will send such statements as may be required by applicable state and federal laws, rules and regulations.

Policy Dates

Policy years and policy anniversaries are measured from the policy's date of issue, which is shown on the data pages.

Taxes

Some states impose a premium tax. If a premium tax is charged or due, we reserve the right to deduct this amount from your Purchase Payments, Accumulation Value or surrender value.

Termination

This policy will remain in force until:

     (a) you surrender it;
     (b) we have made all annuity payments; or
     (c) we have paid the death benefit,

whichever comes first.

We may cancel this policy upon 60 days notice to you if the Accumulation Value is less than $1,000. Any such cancellation is a surrender of this policy.

If the value in any Subaccount falls below $500, we reserve the right to transfer the remaining balance, without charge, to the money market Subaccount.

                        OWNER, ANNUITANT AND BENEFICIARY

Owner

The owner is named on the application. If there are joint owners, any reference to owner in the policy includes both owners.

While you are alive, only you may exercise rights under this policy unless you name a new owner or otherwise assign the policy as described in the Assignment provision. If there are joint owners, the signatures of both owners are needed to exercise any rights under this policy.

Assignment

You may name a new owner of this policy by making an absolute assignment or pledge it as collateral by making a collateral assignment. The assignment must be in writing. No assignment will be binding on us until we record it. We are not responsible for the validity or effect of any assignment. The rights of any Payee or beneficiary will be subject to a collateral assignment.

If the beneficiary of this policy is irrevocable, a change of ownership or a collateral assignment may be made only by joint written request from you and the irrevocable beneficiary.

On the Annuity Starting Date you may select a Payee other than yourself, but you retain all rights of ownership unless you sign an absolute assignment. If a collateral assignment is made, the collateral assignee will receive the payments under this policy, not the Payee.

Death of Owner

This policy will end and we will pay the death benefit to the beneficiary if:

     (a)  any owner dies before the Annuity Starting Date; and
     (b)  the beneficiary is not the owner's surviving spouse.

If any owner dies and the beneficiary is the surviving spouse, the spouse may either:

     (a)  receive the death benefit and the policy will end; or
     (b)  continue the policy in force as the owner.

When the death benefit is paid, it must generally be paid within five years after the date of death. The five-year rule does not apply to any part of the Proceeds which:

     (a)  is payable to or for the benefit of an individual person; and
     (b) will be paid over the lifetime or the life expectancy of that individual person;

as long as payments begin not later than one year after the date of the owner's death.

If any owner dies on or after the Annuity Starting Date and before all Proceeds have been paid, we will pay any remaining Proceeds at least as rapidly as under the Payment Option in effect at the time of the owner's death.

If the owner is a corporation or other non-individual:

     (a) we will treat the "primary annuitant" as the owner of this policy for purposes of administering the Death of Owner provision;
     (b) the "primary annuitant" is that individual, the events in the life of whom affect the timing or the amount of the payment under this policy; and
     (c) we will treat a change in the primary annuitant as the death of the owner.

Annuitant

The annuitant is the person upon whose life the annuity payments are based. The annuitant may not be older than age 85 at the time the annuitant is named. If you do not name a separate annuitant, you are the annuitant.

If the owner is different from the annuitant, the annuitant does not have any rights under this policy.

Death of Annuitant

If the annuitant is an owner, we will treat the death of the annuitant as the death of an owner.

If the annuitant is not an owner, and the annuitant dies before the Annuity Starting Date, you may name a new annuitant. If you do not name a new annuitant, you will become the annuitant.

If the annuitant is not an owner, and the annuitant dies on or after the Annuity Starting Date, we will pay you any remaining guaranteed annuity payments.

Beneficiary

The beneficiary is the person(s) or legal entity who will receive the policy's death benefit when you die.

If there are joint owners, the beneficiary is the surviving joint owner. If there is no surviving joint owner, the beneficiary is the person(s) or entity you named in the application or by written request.

If the beneficiary is not named or is not living, we will pay the death benefit to your estate.

Beneficiary Change

You may change the beneficiary by sending us a written request, unless the beneficiary is irrevocable. If the beneficiary is irrevocable, the irrevocable beneficiary must also sign the request for change.

After we have recorded a change of beneficiary, it will be effective as of the date you signed the request. However, a beneficiary change will not apply to any annuity payments we made or other action we have taken before recording the change.

                                PURCHASE PAYMENTS

Purchase Payments

You may make additional Purchase Payments at our home office any time prior to the Annuity Starting Date. Making additional Purchase Payments is not required. Upon request we will send you a receipt signed by an Executive Officer.

The minimum additional Purchase Payment allowed is $500. Additional Purchase Payments above $5 million per policy year are subject to our approval.

Allocation of Purchase Payments

We will allocate Net Purchase Payments to one or more Investment Options according to your instructions. Each Net Purchase Payment allocated to the Subaccounts is converted into Accumulation Units. This is done by dividing the Net Purchase Payment by the Accumulation Unit value for the applicable Subaccount on the Valuation Date during which we receive it.

We have the right to allocate the initial Net Purchase Payment to the money market Subaccount for the period of time described in the Right to Return This Policy provision. Thereafter, we will allocate the Accumulation Value to your chosen Investment Options.

                              THE SEPARATE ACCOUNT

General Description

The Separate Account is a unit investment trust registered with the Securities and Exchange Commission. It is also subject to the laws of Nebraska. The name of the Separate Account is shown on the data page. We own the assets of the Separate Account and keep them separate from the assets of our general account.

The Separate Account is used only to fund the variable benefits provided by this policy and any other policies supported by the Separate Account. The assets of the Separate Account will be available to cover the liabilities of our general account only to the extent that such assets exceed the liabilities of the Separate Account that arise under the policies that this Separate Account supports.

The Subaccounts

The assets of the Separate Account are divided into Subaccounts. The assets of each Subaccount will be valued at the end of each Valuation Date.

We may change the available Subaccounts after this policy's date of issue. We will disclose the Subaccounts offered and any changes from year to year in the prospectus for this policy. If required, we will file any changes in investment policy or changes in Subaccounts with the appropriate regulatory authorities.

Subaccount Transfers and Minimum Balances

Before the Annuity Starting Date, you may transfer all or part of the value in a Subaccount to:

     (a)  another Subaccount; or
     (b)  the Fixed Account.

The following are the rules:

     (a)  You must transfer at least $500.
     (b) If the remaining value in a Subaccount after a transfer is less than $500, we will include the remaining Subaccount value in the transfer.
     (c) You may make 12 transfers each policy year without charge. We reserve the right to charge $20 for each additional transfer made in the same policy year.
     (d) Transfers will result in cancellation of Accumulation Units. We will deduct any fee from the amount transferred by canceling Accumulation Units.

We reserve the right, at any time and without prior notice to any party, to limit or modify the transfer privileges described above.

                                THE FIXED ACCOUNT

General Description

Any Purchase Payments you allocate to the Fixed Account, or amounts you transfer to the Fixed Account, become part of our general account assets. Our general account assets include all of our assets that are not held in separate accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law.

We will credit Interest to the Fixed Account. The guaranteed Interest Rate for the Fixed Account is 3%. Using a procedure approved by our board of directors, we may pay or credit additional Interest annually. We will guarantee any additional Interest Rate for one policy year.

Fixed Account Transfers

Once each policy year, you may transfer part of the value from the Fixed Account to the Subaccounts. There is no charge for this transfer. This transfer does not count toward the 12 free transfers from the Subaccounts allowed each policy year. We reserve the right to delay any transfer from the Fixed Account for six months from the date we receive your transfer request.

The minimum transfer amount is $500. The maximum transfer amount is 10% of the value in the Fixed Account on the date of transfer. We reserve the right to waive the 10% annual limit.

You may transfer amounts from the Subaccounts to the Fixed Account at any time. However, we reserve the right to limit transfers back to the Fixed Account immediately following a transfer to the Subaccounts for six months.

                                     VALUES

Accumulation Value of the Policy

On the policy's date of issue, the Accumulation Value equals:

     (a)  the initial Purchase Payment; less
     (b)  any premium taxes.

On any Valuation Date after the policy's date of issue, the Accumulation Value equals:

     (a)  the total of the values in each Subaccount; plus
     (b)  the value in the Fixed Account.

Accumulation Units

The value of Accumulation Units for each Subaccount, except the money market Subaccount, was set at $10 when each Subaccount was established. The value of Accumulation Units for the money market Subaccount was set at $1 when the money market Subaccount was established. The Accumulation Unit value will vary from one Valuation Date to the next.

The Accumulation Unit value for a Subaccount at the end of any Valuation Date equals:

     (a) the value of the Accumulation Unit as of the end of the prior Valuation Date; multiplied by
     (b) the net investment factor for the Subaccount as of the current Valuation Date.

The net investment factor equals:

     (a)  the net result of:
     (1) the Net Asset Value Per Share held in a Subaccount as of the end of the current Valuation Date; plus
     (2) a per share amount of any dividend or capital gain distributed by the applicable investment portfolio on the current Valuation Date; plus
     (3) a credit or charge for any taxes we incurred on the current Valuation Date that were charged to the operation of the Subaccount;
     (b) divided by the Net Asset Value Per Share held in the Subaccount as of the beginning of the current Valuation Date; less
     (c) a factor representing applicable charges as described in the Policy Charges provision.

The Value of the Subaccounts

The value of each Subaccount on any Valuation Date equals:

(a)  the number of Accumulation Units on the prior Valuation Date; plus
(b) the number of Accumulation Units purchased or transferred to the Subaccount on the current Valuation Date; less
(c) the number of Accumulation Units canceled or transferred from the Subaccount on the current Valuation Date; the result multiplied by
(d)  the current unit value.

The Value of the Fixed Account

The value of the Fixed Account on any Valuation Date equals:

     (a)  the value as of the end of the prior Valuation Date; plus
     (b)  any Net Purchase Payments credited since the prior Valuation Date;
          plus
     (c) any transfers from the Subaccounts to the Fixed Account since the prior Valuation Date; less
     (d) any transfers from the Fixed Account to the Subaccounts since the prior Valuation Date; less
     (e) any withdrawal, withdrawal charge and policy charges taken from the Fixed Account since the prior Valuation Date; plus
     (f)  Interest credited on the balance.

Surrender Value

The surrender value equals:

(a) the Accumulation Value at the end of the Valuation Date in which we receive your written request at our home office; less
(b)  any premium tax; less
(c)  any policy fee; less
(d) any part of the 10% Withdrawal Amount not previously withdrawn; the result multiplied by
(e)  1 minus the applicable withdrawal charge percentage; plus
(f)  any part of the 10% Withdrawal Amount not previously withdrawn.

Death Benefit

The death benefit is the amount payable if any owner dies before the Annuity Starting Date. We will deduct any premium taxes from the death benefit payable.

During the first four policy years, the death benefit equals the greater of:

     (a) the Accumulation Value as of the end of the Valuation Period during which we receive due proof of death and an election of a Payment Option; or
     (b) the sum of the Net Purchase Payments, reduced proportionally by any withdrawals.

We will reset the death benefit:

     (a)  on the fourth policy anniversary; and
     (b)  every fourth policy anniversary thereafter until you attain age 76.

The reset death benefit equals the greatest of:

     (a) the Accumulation Value as of the end of the Valuation Period during which we receive due proof of death and an election of a Payment Option;
     (b) the sum of the Net Purchase Payments, reduced proportionally by any withdrawals; or
     (c) the Accumulation Value as of the most recent reset date, reduced proportionally by any withdrawals.

A withdrawal will reduce the death benefit in the same proportion that the Accumulation Value was reduced on the date of the withdrawal. For each withdrawal, the reduction is calculated by multiplying the death benefit by a fraction where the numerator is the amount of the withdrawal, and the denominator is the Accumulation Value immediately prior to the withdrawal.

Computations

We filed a detailed statement of the method used to compute the policy values and benefits with the insurance department of the state where this policy was delivered. These values are not less than those required by law:

(a)  the Accumulation Value;
(b)  the surrender value;
(c)  the death benefit; and
(d)  the paid-up annuity benefit.

                                     CHARGES

Policy Charges

The policy charge amounts are shown on the data pages. The following is a description of the policy charges we will deduct:

     (a) Annual Policy Fee - If applicable, we will deduct this fee from the Accumulation Value on the last Valuation Date of each policy year, or upon surrender if the surrender occurs between policy anniversaries. The annual policy fee is deducted from the Subaccounts on a pro rata basis by canceling Accumulation Units.
     (b) Administrative Expense Charge - If applicable, we will deduct the charge listed on the data pages on a daily basis by converting the annual charge into a daily charge. The administrative expense charge compensates us for some of the costs associated with the administration of this policy and the Separate Account.
     (c) Mortality and Expense Risk Charge - We will deduct the charge listed on the data pages on a daily basis by converting the annual charge into a daily charge. The mortality and expense risk charge compensates us for assuming the mortality and expense risks under this policy.
     (d) Rider Charge(s) - If applicable, we will deduct the charge for any Riders listed on the data pages on a daily basis by converting the annual charge into a daily charge. The Rider charge(s) provide additional policy benefits as described in the elected Rider(s).
     (e) Transfer Charge - If applicable, we will deduct this charge from the amount transferred on the date a transfer is made in excess of the 12 free transfers as described in the Subaccount Transfers and Minimum Balances provision.
     (f) Other - Other charges, such as management fees or other expenses, may apply depending on Subaccount choices.

Withdrawal Charges

The withdrawal charge percentages are listed on the data pages.

The withdrawal charge amount equals:

     (a)  the withdrawal or surrender amount; multiplied by
     (b) the applicable withdrawal charge percentage according to the policy year the withdrawal or surrender is made.

The withdrawal charge will not apply to:

     (a)  the death benefit;
     (b)  the 10% Withdrawal Amount;
     (c)  amounts subject to the Waiver of Withdrawal Charges provision;
     (d) a qualified plan required minimum distribution amount which is based solely on the Accumulation Value of this policy; or
     (e) amounts you paid in excess of the allowable tax deduction we refund to you.

                            WITHDRAWALS AND SURRENDER

Withdrawals

You may withdraw part of the surrender value prior to the Annuity Starting Date. We will deduct the withdrawal amount from the surrender value on the date we receive your written request at our home office. We may deduct a withdrawal charge as described in the Withdrawal Charges provision from any amount withdrawn in excess of the 10% Withdrawal Amount.

The minimum withdrawal amount is $500. The surrender value remaining after we process your withdrawal can not be less than $1,000.

Withdrawals will result in cancellation of Accumulation Units from each applicable Subaccount. In the absence of instructions from you, we will deduct amounts from the Subaccounts and the Fixed Account on a pro rata basis. No more than a pro rata amount (or 10% of the Fixed Account, whichever is less) may be withdrawn from the Fixed Account for any withdrawal. Only one withdrawal per year is allowed out of the Fixed Account.

10% Withdrawal Amount

In each of the first four policy years, you may withdraw up to 10% of the Accumulation Value without incurring a withdrawal charge. The amount available for withdrawal in one policy year equals:

     (a) the Accumulation Value as of the date we receive your written request at our home office; multiplied by
     (b)  10%.

If you withdraw less than the 10% Withdrawal Amount at one time, you may withdraw the remaining 10% Withdrawal Amount within the same policy year.

If you withdraw more than the 10% Withdrawal Amount in one policy year, we may deduct a withdrawal charge as described in the Withdrawal Charges provision.

Surrender

You may surrender this policy and receive the surrender value prior to the Annuity Starting Date. You must return the policy to us and your policy will end.

We may deduct a withdrawal charge as described in the Withdrawal Charges provision from the surrender value in excess of the 10% Withdrawal Amount.

Waiver of Withdrawal Charges

Confinement to a Hospital or Nursing Home - We will not apply a withdrawal charge if any owner is confined at the recommendation of a physician for medically necessary reasons for at least 30 consecutive days to:

     (a) a hospital licensed or recognized as a general hospital by the proper authority of the state in which it is located;
     (b) a hospital recognized as a general hospital by the Joint Commission on the Accreditation of Hospitals;
     (c)  a place certified as a hospital by Medicare;
     (d) a nursing home licensed by the state having a registered nurse or licensed practical nurse on duty 24 hours a day; or
     (e)  a place certified by Medicare as a long-term care facility.

You must provide proof of confinement and request the withdrawal or surrender no later than 91 days after the last day of confinement.

You are not eligible for this waiver if any owner was confined to a nursing home or hospital as defined above on this policy's date of issue.

                                ANNUITY PAYMENTS

Guaranteed Minimum Income Benefit

We guarantee to pay a minimum annuity payment amount on the Annuity Starting Date if you select:

     (a) an Annuity Starting Date that occurs on or after the 10/th/ policy anniversary; and
     (b)  Payment Option 4 with fixed annuity payments.

The benefit amount equals the greater of:

     (a) the Annuity Purchase Value multiplied by our current annuity payment rates; or
     (b) the death benefit amount that would have been payable the day immediately preceding the Annuity Starting Date, multiplied by our guaranteed annuity payment rates.

The death benefit amount used in (b) above excludes any death benefit amounts provided by a Rider.

General Conditions

Applying the Proceeds to a Payment Option on the Annuity Starting Date begins the payment phase of the policy.

You, or the beneficiary if you have not chosen a Payment Option for the death benefit, may select any combination of the Payment Options. For Payment Options 4 and 6, you must select either fixed annuity payments or variable annuity payments. Any Payment Option chosen will be effective when we acknowledge it.

If you do not choose a Payment Option, we will apply the Proceeds to Payment Option 4 with a guaranteed period of 10 years using fixed annuity payments. If the beneficiary does not choose a Payment Option within 60 days of the date we receive due proof of death, we will pay the Proceeds in a lump sum.

If the Payment Option chosen provides for periodic payments, the payments will begin on the Annuity Starting Date. We will pay the Proceeds in a lump sum when:

     (a)  the Proceeds are less than $2,000; or
     (b) the chosen Payment Option results in periodic payments of less than $20.

If a lifetime Payment Option is chosen, we may verify:

     (a)  that the annuitant is alive; and
     (b)  the annuitant's age.

Fixed Annuity Payments

Any of the Payment Options listed in the Payment Options provision may be paid in fixed annuity payments.

The amount of fixed annuity payments will not vary. The guaranteed Interest Rate upon which fixed annuity payments are based is 3%. Using a procedure approved by our board of directors, we may base fixed annuity payments on an Interest Rate that exceeds 3% for the following Payment Options:

     (a)  Proceeds held on deposit at Interest;
     (b)  lifetime income of a guaranteed amount; or
     (c)  lifetime income for a guaranteed period.

Variable Annuity Payments

Payment Options 4 and 6 listed in the Payment Options provision may be paid in variable annuity payments.

The amount of variable annuity payments will vary according to the net investment return of the Subaccounts you select.

1.   First Variable Annuity Payment

     We will compute the dollar amount of the first monthly variable annuity payment by applying all or part of the Annuity Purchase Value allocated to variable annuity payments to the monthly payment table for the Payment Option you selected. The table shows the dollar amount of monthly payment that you can buy with each $1,000 of Annuity Purchase Value.

     If you selected more than one Subaccount, we will apply the Annuity Purchase Value of each Subaccount separately to the monthly payment table. The total amount of the first variable annuity payment equals the sum of the payment amounts payable for each Subaccount.

2.   Second and Later Variable Annuity Payments

     The dollar amount of the second and later variable annuity payments is not set. It may change from month to month. We will compute the payment on the 10th Valuation Date before the payment is due.

     The amount of each variable annuity payment after the first equals the sum of:

          (a)  the number of annuity units in each Subaccount; multiplied by
          (b) the current annuity unit value for each Subaccount as of the date we compute the payment.

     An annuity unit is a measuring unit used in computing the amount of the variable annuity payments. The value of an annuity unit for each Subaccount will vary with the net investment return of the Subaccount.

3.   Annuity Unit Value

     The current value of an annuity unit for each Subaccount is:

          (a) the value as of the date we computed the last payment; multiplied by
          (b) the net investment factor for the Subaccount as of the date on which we are computing the current payment.

     The net investment factor is figured by dividing (a) by (b), then subtracting (c) from the result, then multiplying by the offset factor described below. The values of (a), (b) and (c) are defined as follows:

         (a)  is the net result of
              (1) the net asset value of a share held in a Subaccount as of the end of the current payment period; plus or minus
              (2) a per share amount of any dividend or capital gain distributed by the applicable investment portfolio on the current Valuation Date; plus
              (3) a per share credit or charge for any taxes we incurred since the last computation date that were charged to the operation of the Subaccount.
         (b) is the net asset value of a share held in the Subaccount as of the beginning of the current payment period.
         (c) is the asset charge factor that reflects the mortality and expense risk charge and administrative expense charge deducted from the Separate Account. This factor is equal, on an annual basis, to 1.20% of the daily net asset value of the Separate Account.

     The result of the calculation described above is then multiplied by a factor that offsets the assumed investment rate upon which the monthly payment table is based. This allows the actual investment rate to be credited. For a one-day valuation period the factor is 0.99989255, using an assumed investment rate of 4.00% per year.

4.   Number of Annuity Units

     The number of annuity units payable for each Subaccount equals:

         (a) the amount of the first monthly variable annuity payment payable for that Subaccount; divided by
         (b) the annuity unit value for that Subaccount as of the 10th valuation date before the Annuity Starting Date.

     The number of annuity units payable for each Subaccount is fixed when we compute the first variable annuity payment. The number remains fixed unless you exchange annuity units between Subaccounts. The number of annuity units will not change as a result of investment experience.

     We guarantee that the dollar amount of each variable annuity payment after the first will not be affected by actual expenses or changes in mortality experience.

5.   Exchange of Annuity Units

     After the Annuity Starting Date you may exchange the value of a specified number of annuity units of one Subaccount for annuity units of another Subaccount or the Fixed Account. You may not exchange annuity units of the Fixed Account for annuity units of the Subaccounts.

     The value of the annuity units being exchanged will be the value for the Valuation Period during which we receive your request for the exchange. The value of the new annuity units will be such that the dollar amount of an annuity payment made on the date of the exchange would not change as a result of the exchange.

     No more than four exchanges may be made each policy year.

 Payment Options

1.   Proceeds Held on Deposit at Interest

     This option is available for fixed annuity payments only. While we hold the Proceeds, we will annually:

         (a)  pay Interest to the Payee; or
         (b)  add Interest to the Proceeds.

2.   Income of a Specified Amount

     This option is available for either fixed annuity payments only. We will pay the Proceeds in installments of the specified amount you choose until the Proceeds with Interest have been fully paid.

3.   Income for a Specified Period

     This option is available for fixed annuity payments only. We will pay the Proceeds in installments for the number of years you choose. The monthly incomes for each $1,000 of Proceeds are shown in the following table. These amounts include Interest. We will provide the income amounts for payments other than monthly upon request.

            -----------------------------------------------------------
             Years      Monthly   Years    Monthly   Years    Monthly
             Chosen     Income    Chosen   Income    Chosen   Income
            -----------------------------------------------------------
                1       $84.47       8     $11.68      15      $6.87
                2        42.86       9      10.53      16       6.53
                3        28.99      10       9.61      17       6.23
                4        22.06      11       8.86      18       5.96
                5        17.91      12       8.24      19       5.73
                6        15.14      13       7.71      20       5.51
                7        13.16      14       7.26
            -----------------------------------------------------------

4.   Lifetime Income

     This option is available for fixed or variable annuity payments. We will pay the Proceeds as a monthly income for as long as the annuitant lives. The following guarantees are available:

     (a) Guaranteed Period - We will pay the monthly income for a minimum of 10 years and as long thereafter as the annuitant lives; or
     (b) Guaranteed Amount - We will pay the monthly income until the sum of all payments equals the Proceeds placed under this option and as long thereafter as the annuitant lives.

     We will compute the income amount using one of the following bases:

     (a) the appropriate annuity payments table(s) shown in this policy; or
     (b) if more favorable to the Payee, our then current lifetime monthly rates for payment of policy Proceeds.

5.   Lump Sum

     We will pay the Proceeds in one sum.

6.   Alternative Schedule

     Upon request, and if available, we will provide payments for other options, including joint and survivor periods.

You may obtain additional information about any of the options by contacting us.

                          Fixed Annuity Payments Table
                      for Payment Option 4. Lifetime Income

Monthly payments for each $1,000 of Proceeds are based on the Annuity 2000 Mortality Table projected with improvement using projection scale "G" and Interest at 3%.

-----------------------------------------------------------------------------------------------------------------------
                        FEMALE RATES                                                  MALE RATES
                        ------------                                                  ----------
-----------------------------------------------------------------------------------------------------------------------
    Age Last                      Life and       Life and      Age Last                     Life and       Life and
  Birthday of      Life Only     Guaranteed     Guaranteed    Birthday of    Life Only     Guaranteed     Guaranteed
   Annuitant                       Period         Amount       Annuitant                     Period         Amount
-----------------------------------------------------------------------------------------------------------------------
       0              2.68          2.68           2.64            0            2.72          2.72           2.67
-----------------------------------------------------------------------------------------------------------------------
       1              2.68          2.68           2.68            1            2.72          2.72           2.72
-----------------------------------------------------------------------------------------------------------------------
       2              2.69          2.69           2.68            2            2.73          2.73           2.72
-----------------------------------------------------------------------------------------------------------------------
       3              2.70          2.69           2.69            3            2.74          2.74           2.73
-----------------------------------------------------------------------------------------------------------------------
       4              2.70          2.70           2.70            4            2.75          2.75           2.74
-----------------------------------------------------------------------------------------------------------------------
       5              2.71          2.71           2.71            5            2.76          2.76           2.75
-----------------------------------------------------------------------------------------------------------------------
       6              2.72          2.72           2.71            6            2.77          2.76           2.76
-----------------------------------------------------------------------------------------------------------------------
       7              2.73          2.73           2.72            7            2.78          2.78           2.77
-----------------------------------------------------------------------------------------------------------------------
       8              2.73          2.73           2.73            8            2.79          2.78           2.78
-----------------------------------------------------------------------------------------------------------------------
       9              2.74          2.74           2.74            9            2.80          2.79           2.79
-----------------------------------------------------------------------------------------------------------------------
       10             2.75          2.75           2.75           10            2.81          2.81           2.80
-----------------------------------------------------------------------------------------------------------------------
       11             2.76          2.76           2.76           11            2.82          2.82           2.81
-----------------------------------------------------------------------------------------------------------------------
       12             2.77          2.77           2.77           12            2.83          2.83           2.82
-----------------------------------------------------------------------------------------------------------------------
       13             2.78          2.78           2.78           13            2.84          2.84           2.83
-----------------------------------------------------------------------------------------------------------------------
       14             2.79          2.79           2.79           14            2.85          2.85           2.84
-----------------------------------------------------------------------------------------------------------------------
       15             2.80          2.80           2.80           15            2.87          2.86           2.85
-----------------------------------------------------------------------------------------------------------------------
       16             2.82          2.81           2.81           16            2.88          2.88           2.87
-----------------------------------------------------------------------------------------------------------------------
       17             2.83          2.83           2.82           17            2.89          2.89           2.88
-----------------------------------------------------------------------------------------------------------------------
       18             2.84          2.84           2.83           18            2.91          2.90           2.89
-----------------------------------------------------------------------------------------------------------------------
       19             2.85          2.85           2.84           19            2.92          2.92           2.91
-----------------------------------------------------------------------------------------------------------------------
       20             2.86          2.86           2.86           20            2.94          2.93           2.92
-----------------------------------------------------------------------------------------------------------------------
       21             2.88          2.88           2.87           21            2.95          2.95           2.94
-----------------------------------------------------------------------------------------------------------------------
       22             2.89          2.89           2.88           22            2.97          2.97           2.95
-----------------------------------------------------------------------------------------------------------------------
       23             2.91          2.91           2.90           23            2.98          2.98           2.97
-----------------------------------------------------------------------------------------------------------------------
       24             2.92          2.92           2.91           24            3.00          3.00           2.99
-----------------------------------------------------------------------------------------------------------------------
       25             2.94          2.94           2.93           25            3.02          3.02           3.00
-----------------------------------------------------------------------------------------------------------------------
       26             2.95          2.95           2.95           26            3.04          3.04           3.02
-----------------------------------------------------------------------------------------------------------------------
       27             2.97          2.97           2.96           27            3.06          3.06           3.04
-----------------------------------------------------------------------------------------------------------------------
       28             2.99          2.99           2.98           28            3.08          3.08           3.06
-----------------------------------------------------------------------------------------------------------------------
       29             3.01          3.01           3.00           29            3.10          3.10           3.08
-----------------------------------------------------------------------------------------------------------------------
       30             3.03          3.02           3.01           30            3.12          3.12           3.10
-----------------------------------------------------------------------------------------------------------------------
       31             3.05          3.04           3.04           31            3.15          3.14           3.12
-----------------------------------------------------------------------------------------------------------------------
       32             3.07          3.07           3.06           32            3.17          3.17           3.15
-----------------------------------------------------------------------------------------------------------------------
       33             3.09          3.09           3.08           33            3.20          3.20           3.17
-----------------------------------------------------------------------------------------------------------------------
       34             3.11          3.11           3.10           34            3.22          3.22           3.20
-----------------------------------------------------------------------------------------------------------------------
       35             3.14          3.13           3.12           35            3.25          3.25           3.22
-----------------------------------------------------------------------------------------------------------------------
       36             3.16          3.16           3.14           36            3.28          3.28           3.25
-----------------------------------------------------------------------------------------------------------------------
       37             3.19          3.19           3.17           37            3.31          3.31           3.28
-----------------------------------------------------------------------------------------------------------------------
       38             3.22          3.21           3.19           38            3.35          3.34           3.31
-----------------------------------------------------------------------------------------------------------------------
       39             3.24          3.24           3.22           39            3.38          3.38           3.34
-----------------------------------------------------------------------------------------------------------------------
       40             3.27          3.27           3.25           40            3.42          3.41           3.37
-----------------------------------------------------------------------------------------------------------------------
       41             3.30          3.30           3.28           41            3.46          3.45           3.41
-----------------------------------------------------------------------------------------------------------------------
       42             3.34          3.33           3.31           42            3.50          3.49           3.44
-----------------------------------------------------------------------------------------------------------------------
       43             3.37          3.37           3.34           43            3.54          3.53           3.48
-----------------------------------------------------------------------------------------------------------------------
       44             3.41          3.40           3.37           44            3.58          3.57           3.52
-----------------------------------------------------------------------------------------------------------------------
       45             3.45          3.44           3.41           45            3.63          3.62           3.56
-----------------------------------------------------------------------------------------------------------------------
       46             3.49          3.48           3.45           46            3.68          3.66           3.60
-----------------------------------------------------------------------------------------------------------------------
       47             3.53          3.52           3.48           47            3.73          3.71           3.64
-----------------------------------------------------------------------------------------------------------------------
       48             3.57          3.56           3.52           48            3.78          3.76           3.68
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                        FEMALE RATES                                                MALE RATES
                        ------------                                                ----------
-----------------------------------------------------------------------------------------------------------------------
    Age Last                       Life and       Life and      Age Last                    Life and       Life and
  Birthday of       Life Only     Guaranteed     Guaranteed   Birthday of     Life Only    Guaranteed     Guaranteed
   Annuitant                        Period         Amount      Annuitant                     Period         Amount
-----------------------------------------------------------------------------------------------------------------------
       49             3.62          3.61           3.56           49            3.83          3.82           3.74
-----------------------------------------------------------------------------------------------------------------------
       50             3.67          3.66           3.61           50            3.89          3.87           3.78
-----------------------------------------------------------------------------------------------------------------------
       51             3.72          3.71           3.65           51            3.95          3.93           3.83
-----------------------------------------------------------------------------------------------------------------------
       52             3.77          3.76           3.69           52            4.02          3.99           3.89
-----------------------------------------------------------------------------------------------------------------------
       53             3.83          3.81           3.75           53            4.08          4.06           3.95
-----------------------------------------------------------------------------------------------------------------------
       54             3.89          3.87           3.80           54            4.15          4.12           4.00
-----------------------------------------------------------------------------------------------------------------------
       55             3.95          3.93           3.85           55            4.23          4.20           4.06
-----------------------------------------------------------------------------------------------------------------------
       56             4.01          4.00           3.91           56            4.31          4.27           4.13
-----------------------------------------------------------------------------------------------------------------------
       57             4.08          4.06           3.97           57            4.39          4.35           4.19
-----------------------------------------------------------------------------------------------------------------------
       58             4.16          4.13           4.03           58            4.48          4.43           4.26
-----------------------------------------------------------------------------------------------------------------------
       59             4.24          4.21           4.10           59            4.57          4.52           4.34
-----------------------------------------------------------------------------------------------------------------------
       60             4.32          4.29           4.17           60            4.67          4.61           4.41
-----------------------------------------------------------------------------------------------------------------------
       61             4.41          4.37           4.24           61            4.78          4.71           4.49
-----------------------------------------------------------------------------------------------------------------------
       62             4.50          4.46           4.31           62            4.89          4.81           4.58
-----------------------------------------------------------------------------------------------------------------------
       63             4.60          4.55           4.40           63            5.01          4.92           4.67
-----------------------------------------------------------------------------------------------------------------------
       64             4.71          4.65           4.48           64            5.14          5.03           4.77
-----------------------------------------------------------------------------------------------------------------------
       65             4.82          4.75           4.57           65            5.28          5.15           4.86
-----------------------------------------------------------------------------------------------------------------------
       66             4.94          4.86           4.66           66            5.43          5.27           4.96
-----------------------------------------------------------------------------------------------------------------------
       67             5.07          4.98           4.76           67            5.58          5.40           5.07
-----------------------------------------------------------------------------------------------------------------------
       68             5.21          5.10           4.86           68            5.75          5.53           5.18
-----------------------------------------------------------------------------------------------------------------------
       69             5.35          5.23           4.98           69            5.93          5.67           5.31
-----------------------------------------------------------------------------------------------------------------------
       70             5.51          5.37           5.10           70            6.12          5.82           5.43
-----------------------------------------------------------------------------------------------------------------------
       71             5.68          5.52           5.22           71            6.31          5.97           5.56
-----------------------------------------------------------------------------------------------------------------------
       72             5.87          5.67           5.35           72            6.53          6.12           5.70
-----------------------------------------------------------------------------------------------------------------------
       73             6.07          5.83           5.48           73            6.75          6.28           5.85
-----------------------------------------------------------------------------------------------------------------------
       74             6.28          6.00           5.64           74            6.99          6.44           6.00
-----------------------------------------------------------------------------------------------------------------------
       75             6.52          6.17           5.79           75            7.25          6.61           6.15
-----------------------------------------------------------------------------------------------------------------------
       76             6.76          6.35           5.95           76            7.51          6.78           6.32
-----------------------------------------------------------------------------------------------------------------------
       77             7.03          6.53           6.12           77            7.81          6.96           6.50
-----------------------------------------------------------------------------------------------------------------------
       78             7.32          6.72           6.31           78            8.12          7.13           6.68
-----------------------------------------------------------------------------------------------------------------------
       79             7.62          6.92           6.50           79            8.45          7.30           6.89
-----------------------------------------------------------------------------------------------------------------------
       80             7.96          7.12           6.70           80            8.81          7.48           7.09
-----------------------------------------------------------------------------------------------------------------------
       81             8.33          7.31           6.91           81            9.19          7.65           7.31
-----------------------------------------------------------------------------------------------------------------------
       82             8.72          7.50           7.13           82            9.59          7.82           7.53
-----------------------------------------------------------------------------------------------------------------------
       83             9.14          7.69           7.37           83           10.03          7.99           7.77
-----------------------------------------------------------------------------------------------------------------------
       84             9.60          7.88           7.62           84           10.50          8.15           8.02
-----------------------------------------------------------------------------------------------------------------------
       85            10.09          8.06           7.88           85           10.99          8.31           8.27
-----------------------------------------------------------------------------------------------------------------------
       86            10.62          8.23           8.15           86           11.53          8.45           8.55
-----------------------------------------------------------------------------------------------------------------------
       87            11.19          8.39           8.44           87           12.09          8.59           8.84
-----------------------------------------------------------------------------------------------------------------------
       88            11.80          8.54           8.73           88           12.70          8.72           9.14
-----------------------------------------------------------------------------------------------------------------------
       89            12.46          8.67           9.04           89           13.38          8.84           9.46
-----------------------------------------------------------------------------------------------------------------------
       90            13.16          8.80           9.36           90           14.08          8.95           9.80
-----------------------------------------------------------------------------------------------------------------------
       91            13.84          8.91           9.68           91           14.78          9.05          10.15
-----------------------------------------------------------------------------------------------------------------------
       92            14.54          9.02          10.05           92           15.52          9.15          10.51
-----------------------------------------------------------------------------------------------------------------------
       93            15.29          9.12          10.40           93           16.31          9.23          10.89
-----------------------------------------------------------------------------------------------------------------------
       94            16.09          9.21          10.78           94           17.15          9.30          11.31
-----------------------------------------------------------------------------------------------------------------------
      95+            16.87          9.29          11.19           95+          18.04          9.37          11.77
-----------------------------------------------------------------------------------------------------------------------

                         Variable Annuity Payments Table
                      for Payment Option 4. Lifetime Income

Monthly payments for each $1,000 of Proceeds are based on the Annuity 2000 Mortality Table projected with improvement using projection scale "G" and Interest at 3%.

-----------------------------------------------------------------------------------------------------------------------------
                         FEMALE RATES                                                     MALE RATES
                         ------------                                                     ----------
-----------------------------------------------------------------------------------------------------------------------------
    Age Last                        Life and        Life and       Age Last                       Life and        Life and
  Birthday of       Life Only      Guaranteed      Guaranteed     Birthday of     Life Only      Guaranteed      Guaranteed
   Annuitant                         Period          Amount        Annuitant                       Period          Amount
-----------------------------------------------------------------------------------------------------------------------------
       0               3.41           3.41            3.35             0             3.45           3.45            3.39
-----------------------------------------------------------------------------------------------------------------------------
       1               3.41           3.41            3.41             1             3.45           3.45            3.44
-----------------------------------------------------------------------------------------------------------------------------
       2               3.42           3.42            3.41             2             3.46           3.45            3.45
-----------------------------------------------------------------------------------------------------------------------------
       3               3.42           3.42            3.42             3             3.46           3.46            3.46
-----------------------------------------------------------------------------------------------------------------------------
       4               3.43           3.43            3.43             4             3.47           3.47            3.46
-----------------------------------------------------------------------------------------------------------------------------
       5               3.44           3.44            3.43             5             3.48           3.48            3.47
-----------------------------------------------------------------------------------------------------------------------------
       6               3.44           3.44            3.44             6             3.49           3.49            3.48
-----------------------------------------------------------------------------------------------------------------------------
       7               3.45           3.45            3.45             7             3.50           3.49            3.49
-----------------------------------------------------------------------------------------------------------------------------
       8               3.46           3.46            3.45             8             3.51           3.50            3.50
-----------------------------------------------------------------------------------------------------------------------------
       9               3.47           3.47            3.46             9             3.51           3.51            3.50
-----------------------------------------------------------------------------------------------------------------------------
       10              3.47           3.47            3.47            10             3.52           3.52            3.51
-----------------------------------------------------------------------------------------------------------------------------
       11              3.48           3.48            3.48            11             3.53           3.53            3.52
-----------------------------------------------------------------------------------------------------------------------------
       12              3.49           3.49            3.49            12             3.54           3.54            3.53
-----------------------------------------------------------------------------------------------------------------------------
       13              3.50           3.50            3.49            13             3.56           3.55            3.54
-----------------------------------------------------------------------------------------------------------------------------
       14              3.51           3.51            3.50            14             3.57           3.56            3.56
-----------------------------------------------------------------------------------------------------------------------------
       15              3.52           3.52            3.51            15             3.58           3.58            3.57
-----------------------------------------------------------------------------------------------------------------------------
       16              3.53           3.53            3.52            16             3.59           3.59            3.58
-----------------------------------------------------------------------------------------------------------------------------
       17              3.54           3.54            3.53            17             3.60           3.60            3.59
-----------------------------------------------------------------------------------------------------------------------------
       18              3.55           3.55            3.55            18             3.62           3.62            3.60
-----------------------------------------------------------------------------------------------------------------------------
       19              3.56           3.56            3.56            19             3.63           3.63            3.62
-----------------------------------------------------------------------------------------------------------------------------
       20              3.58           3.58            3.57            20             3.65           3.64            3.63
-----------------------------------------------------------------------------------------------------------------------------
       21              3.59           3.59            3.58            21             3.66           3.66            3.65
-----------------------------------------------------------------------------------------------------------------------------
       22              3.60           3.60            3.60            22             3.68           3.67            3.66
-----------------------------------------------------------------------------------------------------------------------------
       23              3.62           3.62            3.61            23             3.70           3.69            3.68
-----------------------------------------------------------------------------------------------------------------------------
       24              3.63           3.63            3.62            24             3.71           3.71            3.70
-----------------------------------------------------------------------------------------------------------------------------
       25              3.65           3.65            3.64            25             3.73           3.73            3.71
-----------------------------------------------------------------------------------------------------------------------------
       26              3.66           3.66            3.65            26             3.75           3.75            3.73
-----------------------------------------------------------------------------------------------------------------------------
       27              3.68           3.68            3.67            27             3.77           3.77            3.75
-----------------------------------------------------------------------------------------------------------------------------
       28              3.70           3.70            3.69            28             3.79           3.79            3.77
-----------------------------------------------------------------------------------------------------------------------------
       29              3.72           3.71            3.70            29             3.81           3.81            3.79
-----------------------------------------------------------------------------------------------------------------------------
       30              3.74           3.73            3.72            30             3.84           3.83            3.81
-----------------------------------------------------------------------------------------------------------------------------
       31              3.76           3.75            3.74            31             3.86           3.86            3.84
-----------------------------------------------------------------------------------------------------------------------------
       32              3.78           3.77            3.76            32             3.89           3.88            3.86
-----------------------------------------------------------------------------------------------------------------------------
       33              3.80           3.80            3.78            33             3.91           3.91            3.89
-----------------------------------------------------------------------------------------------------------------------------
       34              3.82           3.82            3.81            34             3.94           3.94            3.91
-----------------------------------------------------------------------------------------------------------------------------
       35              3.85           3.85            3.83            35             3.97           3.97            3.94
-----------------------------------------------------------------------------------------------------------------------------
       36              3.87           3.87            3.85            36             4.00           4.00            3.97
-----------------------------------------------------------------------------------------------------------------------------
       37              3.90           3.90            3.88            37             4.04           4.03            4.00
-----------------------------------------------------------------------------------------------------------------------------
       38              3.93           3.93            3.91            38             4.07           4.07            4.03
-----------------------------------------------------------------------------------------------------------------------------
       39              3.96           3.96            3.93            39             4.11           4.10            4.06
-----------------------------------------------------------------------------------------------------------------------------
       40              3.99           3.99            3.96            40             4.15           4.14            4.10
-----------------------------------------------------------------------------------------------------------------------------
       41              4.03           4.02            3.99            41             4.19           4.18            4.14
-----------------------------------------------------------------------------------------------------------------------------
       42              4.06           4.05            4.03            42             4.24           4.22            4.17
-----------------------------------------------------------------------------------------------------------------------------
       43              4.10           4.09            4.06            43             4.28           4.27            4.21
-----------------------------------------------------------------------------------------------------------------------------
       44              4.14           4.13            4.10            44             4.33           4.31            4.25
-----------------------------------------------------------------------------------------------------------------------------
       45              4.18           4.17            4.13            45             4.38           4.36            4.30
-----------------------------------------------------------------------------------------------------------------------------
       46              4.22           4.21            4.17            46             4.43           4.41            4.35
-----------------------------------------------------------------------------------------------------------------------------
       47              4.27           4.25            4.21            47             4.49           4.46            4.39
-----------------------------------------------------------------------------------------------------------------------------
       48              4.32           4.30            4.25            48             4.55           4.52            4.44
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                         FEMALE RATES                                                     MALE RATES
                         ------------                                                     ----------
------------------------------------------------------------------------------------------------------------------------------
    Age Last                         Life and        Life and       Age Last                      Life and        Life and
  Birthday of       Life Only      Guaranteed      Guaranteed     Birthday of     Life Only      Guaranteed      Guaranteed
   Annuitant                         Period          Amount        Annuitant                       Period          Amount
------------------------------------------------------------------------------------------------------------------------------
       49              4.37           4.35            4.30            49             4.61           4.58            4.49
------------------------------------------------------------------------------------------------------------------------------
       50              4.42           4.40            4.35            50             4.67           4.64            4.55
------------------------------------------------------------------------------------------------------------------------------
       51              4.48           4.46            4.40            51             4.74           4.70            4.61
------------------------------------------------------------------------------------------------------------------------------
       52              4.54           4.51            4.45            52             4.81           4.76            4.66
------------------------------------------------------------------------------------------------------------------------------
       53              4.60           4.57            4.51            53             4.89           4.84            4.73
------------------------------------------------------------------------------------------------------------------------------
       54              4.67           4.64            4.57            54             4.97           4.91            4.79
------------------------------------------------------------------------------------------------------------------------------
       55              4.74           4.71            4.63            55             5.05           4.99            4.87
------------------------------------------------------------------------------------------------------------------------------
       56              4.81           4.78            4.69            56             5.14           5.07            4.93
------------------------------------------------------------------------------------------------------------------------------
       57              4.89           4.85            4.76            57             5.23           5.16            5.01
------------------------------------------------------------------------------------------------------------------------------
       58              4.98           4.93            4.83            58             5.34           5.25            5.10
------------------------------------------------------------------------------------------------------------------------------
       59              5.07           5.01            4.90            59             5.44           5.34            5.18
------------------------------------------------------------------------------------------------------------------------------
       60              5.16           5.10            4.99            60             5.56           5.45            5.27
------------------------------------------------------------------------------------------------------------------------------
       61              5.26           5.20            5.07            61             5.68           5.55            5.37
------------------------------------------------------------------------------------------------------------------------------
       62              5.37           5.29            5.16            62             5.81           5.67            5.47
------------------------------------------------------------------------------------------------------------------------------
       63              5.49           5.40            5.25            63             5.95           5.78            5.57
------------------------------------------------------------------------------------------------------------------------------
       64              5.61           5.51            5.35            64             6.11           5.91            5.68
------------------------------------------------------------------------------------------------------------------------------
       65              5.75           5.62            5.46            65             6.27           6.04            5.80
------------------------------------------------------------------------------------------------------------------------------
       66              5.89           5.75            5.57            66             6.44           6.17            5.93
------------------------------------------------------------------------------------------------------------------------------
       67              6.04           5.88            5.69            67             6.62           6.31            6.05
------------------------------------------------------------------------------------------------------------------------------
       68              6.21           6.02            5.81            68             6.82           6.46            6.19
------------------------------------------------------------------------------------------------------------------------------
       69              6.38           6.16            5.95            69             7.03           6.61            6.33
------------------------------------------------------------------------------------------------------------------------------
       70              6.57           6.32            6.09            70             7.25           6.77            6.48
------------------------------------------------------------------------------------------------------------------------------
       71              6.78           6.48            6.24            71             7.49           6.93            6.64
------------------------------------------------------------------------------------------------------------------------------
       72              7.00           6.65            6.40            72             7.74           7.09            6.81
------------------------------------------------------------------------------------------------------------------------------
       73              7.25           6.82            6.57            73             8.01           7.26            6.98
------------------------------------------------------------------------------------------------------------------------------
       74              7.51           7.00            6.75            74             8.30           7.43            7.17
------------------------------------------------------------------------------------------------------------------------------
       75              7.79           7.19            6.94            75             8.62           7.60            7.36
------------------------------------------------------------------------------------------------------------------------------
       76              8.10           7.38            7.14            76             8.94           7.77            7.57
------------------------------------------------------------------------------------------------------------------------------
       77              8.43           7.58            7.35            77             9.30           7.94            7.78
------------------------------------------------------------------------------------------------------------------------------
       78              8.79           7.77            7.58            78             9.68           8.11            8.01
------------------------------------------------------------------------------------------------------------------------------
       79              9.18           7.97            7.83            79            10.09           8.28            8.25
------------------------------------------------------------------------------------------------------------------------------
       80              9.60           8.16            8.08            80            10.52           8.44            8.50
------------------------------------------------------------------------------------------------------------------------------
       81             10.05           8.35            8.36            81            10.98           8.60            8.76
------------------------------------------------------------------------------------------------------------------------------
       82             10.55           8.54            8.64            82            11.48           8.75            9.03
------------------------------------------------------------------------------------------------------------------------------
       83             11.10           8.71            8.95            83            12.01           8.89            9.33
------------------------------------------------------------------------------------------------------------------------------
       84             11.67           8.87            9.28            84            12.57           9.03            9.62
------------------------------------------------------------------------------------------------------------------------------
       85             12.31           9.03            9.60            85            13.16           9.16            9.94
------------------------------------------------------------------------------------------------------------------------------
       86             12.98           9.17            9.95            86            13.80           9.28           10.28
------------------------------------------------------------------------------------------------------------------------------
       87             13.71           9.29           10.33            87            14.47           9.38           10.64
------------------------------------------------------------------------------------------------------------------------------
       88             14.47           9.41           10.70            88            15.21           9.48           11.00
------------------------------------------------------------------------------------------------------------------------------
       89             15.29           9.51           11.09            89            15.96           9.58           11.38
------------------------------------------------------------------------------------------------------------------------------
       90             16.12           9.60           11.51            90            16.77           9.66           11.79
------------------------------------------------------------------------------------------------------------------------------
       91             17.01           9.68           11.93            91            17.62           9.72           12.20
------------------------------------------------------------------------------------------------------------------------------
       92             17.96           9.76           12.37            92            18.52           9.79           12.65
------------------------------------------------------------------------------------------------------------------------------
       93             18.90           9.82           12.83            93            19.47           9.85           13.12
------------------------------------------------------------------------------------------------------------------------------
       94             19.89           9.87           13.32            94            20.48           9.90           13.64
------------------------------------------------------------------------------------------------------------------------------
       95+            20.94           9.91           13.84            95+           21.59           9.94           14.18
------------------------------------------------------------------------------------------------------------------------------

This is a flexible Purchase Payment variable deferred annuity policy. The policy's Accumulation Value is based on the investment experience of the Investment Options you select, and may increase or decrease daily. Any dollar amounts allocated to the Subaccounts are not guaranteed. No dividends are payable.